Morgan Stanley Finance LLC

November 2022

Pricing Supplement No. 7,079

Registration Statement Nos. 333-250103; 333-250103-01

Dated November 28, 2022

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period

Based on the Performance of the Common Stock of Microsoft Corporation

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price of the underlying stock is at or above the downside threshold level of 65% of the initial share price on the related observation date. If, however, the determination closing price is less than the downside threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the determination closing price is greater than or equal to the initial share price on any quarterly redemption determination date (beginning approximately six months after the original issue date) for the early redemption payment equal to the sum of the stated principal amount, the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the downside threshold level, the payment at maturity will be the stated principal amount, the related contingent quarterly coupon and any previously unpaid contingent coupons from prior observation dates. If, however, the final share price is less than the downside threshold level, investors will be fully exposed to the decline in the underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 3-year term. Investors will not participate in any appreciation of the underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stock:	Microsoft Corporation common stock
Aggregate principal amount:	$2,152,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	November 28, 2022
Original issue date:	November 30, 2022 (2 business days after the pricing date)
Maturity date:	December 3, 2025
Early redemption:

The securities are not subject to automatic early redemption until six months after the original issue date. Following this six-month non-call period, if on any redemption determination date, beginning on May 30, 2023, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price is below the initial share price on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.

Determination closing price:

The closing price of the underlying stock on any redemption determination date or observation date, as applicable, other than the final observation date, times the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:

Quarterly, beginning on May 30, 2023 (approximately six months after the original issue date), as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events

Early redemption dates:

Quarterly, beginning on June 2, 2023 (approximately six months after the original issue date), as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day

Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 9.20% (corresponding to approximately $23.00 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date.

If, on any observation date, the determination closing price is less than the downside threshold level, we will pay no coupon for the applicable quarterly period. It is possible that the underlying stock will remain below the downside threshold level for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing price on any observation date is less than the downside threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price on such later observation date is greater than or equal to the downside threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the closing price is less than the downside threshold level on each subsequent observation date. If the closing price is less than the downside threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire term of the securities.

Downside threshold level:	$157.144, which is equal to 65% of the initial share price
Payment at maturity:

●If the final share price is greater than or equal to the downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates; or

●If the final share price is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$965.50 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$25	$975
Total	$2,152,000	$53,800	$2,098,200

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $25 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 26.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020  Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Terms continued from previous page:
Initial share price:	$241.76, which is equal to the closing price of the underlying stock on the pricing date.
Final share price:	The closing price of the underlying stock on the final observation date times the adjustment factor on such date
Coupon payment dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to November 28, 2025 as the final observation date.

Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the underlying stock
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61774HW95 / US61774HW955
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
February 28, 2023*	March 3, 2023*
May 30, 2023	June 2, 2023
August 28, 2023	August 31, 2023
November 28, 2023	December 1, 2023
February 28, 2024	March 4, 2024
May 28, 2024	May 31, 2024
August 28, 2024	September 3, 2024
November 29, 2024	December 4, 2024
February 28, 2025	March 5, 2025
May 28, 2025	June 2, 2025
August 28, 2025	September 3, 2025
November 28, 2025 (final observation date)	December 3, 2025 (maturity date)

* The securities are not subject to automatic early redemption until the second coupon payment date, which is June 2, 2023.

November 2022 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period Based on the Performance of the Common Stock of Microsoft Corporation (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price of the underlying stock is at or above 65% of the initial share price, which we refer to as the downside threshold level, on the related observation date. If the determination closing price is less than the downside threshold level on any observation date, we will pay no coupon for the related quarterly period. It is possible that the determination closing price could remain below the downside threshold level for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if the underlying stock were to be at or above the downside threshold level on some quarterly observation dates, it may fluctuate below the downside threshold level on others. In addition, if the securities have not been automatically called prior to maturity and the final share price is below the downside threshold level, investors will be fully exposed to the decline in the underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons. In addition, investors will not participate in any appreciation of the underlying stock.

Maturity:	Approximately 3 years
Payment at maturity:

If the final share price is greater than or equal to the downside threshold level, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from prior observation dates.

If the final share price is less than the downside threshold level, investors will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent quarterly coupon:

A contingent coupon at an annual rate of 9.20% (corresponding to approximately $23.00 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date.

If, on any observation date, the determination closing price of the underlying stock is less than the downside threshold level, we will pay no coupon for the applicable quarterly period.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing price on any observation date is less than the downside threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price on such later observation date is greater than or equal to the downside threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the closing price is less than the downside threshold level on each subsequent observation date. If the closing price is less than the downside threshold level on each observation date, you will not receive any contingent quarterly coupons for

November 2022 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

the entire term of the securities.
Automatic early redemption beginning in May 2023:

If the determination closing price of the underlying stock is greater than or equal to the initial share price on any quarterly redemption determination date, beginning on May 30, 2023, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $965.50.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stock. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stock, instruments based on the underlying stock, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2022 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if the underlying stock closes at or above the downside threshold level on each quarterly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 3-year term of the securities and the payment at maturity may be less than 65% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, the underlying stock closes at or above the downside threshold level on some quarterly observation dates but below the downside threshold level on the others. Investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons) for the quarterly periods for which the determination closing price is at or above the downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price is below the downside threshold level on the related observation date.

When the underlying stock closes at or above the initial share price on a quarterly redemption determination date (beginning approximately six months after the original issue date), the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons with respect to any prior observation dates.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that the underlying stock closes at or above the downside threshold level on some quarterly observation dates but below the downside threshold level on the others, and the underlying stock closes below the initial share price on every quarterly redemption determination date (beginning approximately six months after the original issue date). Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons) for the quarterly periods for which the determination closing price is at or above the downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price is below the downside threshold level on the related observation date. On the final observation date, the underlying stock closes at or above the downside threshold level. At maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior determination dates.

November 2022 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that the underlying stock closes at or above the downside threshold level on some quarterly observation dates and below the downside threshold level on the others, and the underlying stock closes below the initial share price on every quarterly redemption determination date (beginning approximately six months after the original issue date). Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons) for the quarterly periods for which the determination closing price is at or above the downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price is below the downside threshold level on the related observation date. On the final observation date, the underlying stock closes below the downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment for any previously unpaid contingent quarterly coupons.

November 2022 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing price on each quarterly observation date, (2) the determination closing price on each quarterly redemption determination date and (3) the final share price. Please see “Hypothetical Examples” beginning on page 9 for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning Approximately Six Months After the Original Issue Date)

November 2022 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

November 2022 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price on each quarterly observation date, whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price on each quarterly redemption determination date (beginning approximately three months after the original issue date), and the payment at maturity will be determined by reference to the determination closing price on the final observation date. The actual initial share price and downside threshold level are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Share Price:	$300.00
Hypothetical Downside Threshold Level:	$195.00, which is 65% of the hypothetical initial share price
Contingent Quarterly Coupon:

9.20% per annum (corresponding to approximately $23.00 per quarter per security)*

A contingent quarterly coupon plus any previously unpaid contingent quarterly coupons with respect to any prior observation dates is paid on each coupon payment date but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date.

Automatic Early Redemption:

If the determination closing price is greater than or equal to the initial share price on any quarterly early redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final share price is greater than or equal to the downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates

If the final share price is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor

Stated Principal Amount:	$1,000

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $23.00 is used in these examples for ease of analysis.

In Example 1, the closing price of the underlying stock fluctuates over the term of the securities and the determination closing price of the underlying stock is greater than or equal to the hypothetical initial share price of $300.00 on one of the quarterly redemption determination dates (beginning May 30, 2023). Because the determination closing price is greater than or equal to the initial share price on such a date, the securities are automatically redeemed on the related early redemption date. In Examples 2 and 3, the determination closing price on each of the determination dates is less than the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1
Observation Dates / Redemption Determination Dates	Hypothetical Determination Closing Price / Final Share Price	Hypothetical Contingent Quarterly Coupon	Early Redemption Amount*
Hypothetical Observation Date 1	$180.00	$0	N/A
Hypothetical Observation Date 2	$300.00	—	$1,023.00 + $23.00 = $1,046.00

November 2022 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

￭In Example 1, the securities are automatically redeemed following the second observation date (which is the first determination date following which the securities can be redeemed), as the determination closing price on the second observation date is equal to the initial share price. On the early redemption date, you receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly coupon + previously unpaid contingent quarterly coupon with respect to hypothetical observation date 1 = $1,000.00 + $23.00 + $23.00 = $1,046.00

In this example, the early redemption feature limits the term of your investment to approximately 6 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will receive no further payments.

	Example 2			Example 3
Observation Dates / Redemption Determination Dates	Hypothetical Determination Closing Price / Final Share Price	Hypothetical Contingent Quarterly Coupon	Early Redemption Amount	Hypothetical Determination Closing Price / Final Share Price	Hypothetical Contingent Quarterly Coupon	Early Redemption Amount
Hypothetical Observation Date 1	$190.00	$0	N/A	$180.00	$0	N/A
Hypothetical Observation Date 2	$180.50	$0	N/A	$250.00	$23.00 + $23.00 = $46.00	N/A
Hypothetical Observation Dates 3 through 11	$178.00	$0	N/A	$180.00	$0	N/A
Final Observation Date	$120.00	$0	N/A	$270.00	(included in payment at maturity)	N/A
Payment at Maturity	$400.00			$1,230.00 (see explanation below)

Examples 2 and 3 illustrate the payment at maturity per security based on the final share price.

￭In Example 2, the closing price of the underlying stock remains below the downside threshold level on every observation date. As a result, you do not receive any contingent coupons during the term of the securities, and, at maturity, you are fully exposed to the decline in the closing price of the underlying stock. As the final share price is less than the downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the share performance factor, calculated as follows:

stated principal amount × share performance factor = $1,000.00 × ($120.00 / $300.00) = $1,000.00 × 40% = $400.00

In this example, the amount of cash you receive at maturity is significantly less than the stated principal amount.

￭In Example 3, the closing price of the underlying stock decreases to a final share price of $270.00. Although the final share price is less than the initial share price, because the final share price is still not less than the downside threshold level, you receive the stated principal amount plus a contingent quarterly coupon with respect to the final quarterly period and the previously unpaid contingent quarterly coupons with respect to the prior observation dates. Your payment at maturity is calculated as follows:

$1,023.00 + ($23.00 × 9) = $1,230.00

In this example, although the final share price represents a 10% decline from the initial share price, you receive the stated principal amount per security plus the final contingent quarterly coupon and the previously unpaid contingent quarterly coupons with respect to the prior observation dates, because the final share price is not less than the downside threshold level.

November 2022 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

If the securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold level, you will lose a significant portion or all of your investment in the securities.

November 2022 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold level of 65% of the initial share price, you will be exposed to the decline in the closing price of the underlying stock, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor. In this case, the payment at maturity will be less than 65% of the stated principal amount and could be zero.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of the underlying stock is at or above 65% of the initial share price, which we refer to as the downside threshold level, on the related observation date. If, on the other hand, the determination closing price is lower than the downside threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent quarterly coupon is not paid on any coupon payment date because the determination closing price of the underlying stock is less than its downside threshold level on the related observation date, such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of the underlying stock on such later observation date is greater than or equal to its downside threshold level. Therefore, you will not receive such unpaid contingent quarterly coupon if the determination closing price is less than its downside threshold level on each subsequent observation date. It is possible that the determination closing price will remain below the downside threshold level for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent quarterly coupon, if any, is based on the determination closing price of the underlying stock on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of the underlying stock on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of the underlying stock on quarterly observation dates, if the determination closing price of the underlying stock on any observation date is below the downside threshold level, you will receive no coupon for the related interest period, even if the level of the underlying stock was at or above the downside threshold level on other days during that interest period.

￭Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the initial share price, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the determination closing price is greater than or equal to the downside threshold level.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying stock on any day, including in relation to the downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

November 2022 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stock,

owhether the determination closing price of the underlying stock has been below the downside threshold level on any observation date,

odividend rates on the underlying stock,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price of the underlying stock,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of the underlying stock at the time of sale is below the downside threshold level, or if market interest rates rise.

The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Microsoft Corporation Overview” below. The price of the underlying stock may decrease and be below the downside threshold level on each observation date so that you will receive no return on your investment. Additionally, the price of the underlying stock may decrease and be below the downside threshold level on the final observation date so that you will lose more than 35% or all of your initial investment in the securities. There can be no assurance that the determination closing price of the underlying stock will be at or above the downside threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above the downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

November 2022 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

￭Investing in the securities is not equivalent to investing in the common stock of Microsoft Corporation. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock, and investors will not participate in any appreciation of the underlying stock over the term of the securities. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stock and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

November 2022 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the downside threshold level, which is the price at or above which the underlying stock must close on each observation date in order for you to earn a contingent quarterly coupon, and, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. Additionally, such hedging or trading activities during the term of the securities could affect the price of the underlying stock on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the downside threshold level, the final share price, whether the contingent quarterly coupon will be paid on each coupon payment date, whether you will receive any previously unpaid contingent quarterly coupons, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or nonoccurrence of market disruption events and certain adjustments to the adjustment factor. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

November 2022 Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2022 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Risks Relating to the Underlying Stock

￭No affiliation with Microsoft Corporation. Microsoft Corporation is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Microsoft Corporation in connection with this offering.

￭We may engage in business with or involving Microsoft Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Microsoft Corporation without regard to your interests and thus may acquire non-public information about Microsoft Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Microsoft Corporation, which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a determination date, this may decrease the determination closing price to be less than the downside threshold level (resulting in no contingent quarterly coupon being paid with respect to such date) or the final share price to be less than the downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

November 2022 Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Microsoft Corporation Overview

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

Information as of market close on November 28, 2022:

Bloomberg Ticker Symbol:	MSFT
Exchange:	Nasdaq
Current Stock Price:	$241.76
52 Weeks Ago:	$336.63
52 Week High (on 12/10/2021):	$342.54
52 Week Low (on 11/3/2022):	$214.25
Current Dividend Yield:	1.13%

The following table sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter from January 1, 2019 through November 28, 2022. The closing price of the underlying stock on November 28, 2022 was $241.76. The associated graph shows the closing prices of the underlying stock for each day from January 1, 2017 through November 28, 2022. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Microsoft Corporation (CUSIP 594918104)	High ($)	Low ($)	Dividends ($)
2019
First Quarter	120.22	97.40	0.46
Second Quarter	137.78	119.02	0.46
Third Quarter	141.34	132.21	0.46
Fourth Quarter	158.96	134.65	0.51
2020
First Quarter	188.70	135.42	0.51
Second Quarter	203.51	152.11	0.51
Third Quarter	231.65	200.39	0.51
Fourth Quarter	224.96	202.33	0.56
2021
First Quarter	244.99	212.25	0.56
Second Quarter	271.40	239.00	0.56
Third Quarter	305.22	271.60	0.56
Fourth Quarter	343.11	283.11	0.62
2022
First Quarter	334.75	275.85	0.62
Second Quarter	314.97	242.26	0.62
Third Quarter	293.47	232.90	0.62
Fourth Quarter (through November 28, 2022)	250.66	214.25	-

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

November 2022 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Common Stock of Microsoft Corporation – Daily Closing Prices January 1, 2017 to November 28, 2022

*The red solid line indicates the downside threshold level, which is 65% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the underlying stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding Microsoft Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the securities and therefore the value of the securities.

November 2022 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:	Microsoft Corporation. The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment.

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

●If the exchange property value on the final observation date is greater than or equal to the downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from prior observation dates; or

●If the exchange property value on the final observation date is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor. For purposes of calculating the share performance factor, the “final share price” will be deemed to equal the exchange property value on the final observation date.

November 2022 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Following the effective date of a reorganization event, the contingent quarterly coupon (and any previously unpaid contingent quarterly coupons from prior observation dates) will be payable for each observation date on which the exchange property value is greater than or equal to the downside threshold level.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price or downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of the underlying stock, including, without limitation, a partial tender or exchange offer for the underlying stock.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying stock, in futures and/or options contracts on the underlying stock, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying stock must close on any redemption determination date so that the securities are

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 3, 2025, with 6-Month Initial Non-Call Period
Based on the Performance of the Common Stock of Microsoft Corporation
Principal at Risk Securities

redeemed prior to maturity for the early redemption payment and (ii) the downside threshold level, which is the price at or above which the underlying stock must close on each observation date in order for you to earn a contingent quarterly coupon, and, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying stock on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $25 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL,

authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation,

concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt

Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New

York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability

Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is

Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16,

2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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